MUNIYIELD NEW JERSEY FUND, INC.

FILE # 811-6570

ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	AMOUNT PURCHASED	ISSUE SIZE	LIST OF UNDERWRITERS
5/24/2006	New Jersey St Trans Trst	3,525,000	2,805,411,792

Bear Stearns

Citigroup Global

Goldman Sachs

Morgan Stanley

RBC Capital

Siebert Brandford

UBS Securities

Wachovia Bank

A.G. Edwards

Apex Pryor Sec

Banc of America

BB&T Capital

Cabrera Capital

First Albany

Gates Capital

George K. Baum & Co

Howard Gary & Co

Jackson Sec

Janney Montgomery

J.P. Morgan

J.B. Hanauer

LaSalle Financial

Lehman Brothers

Loop Capital

Merrill Lynch

Morgan Keegan

M.R. Beal

Piper Jaffray

PNC Capital

Popular Secs

Powell Capital

Prager, Sealy

Raymond James

Roosevelt & Cross

Ryan Beck

Ramirez & Co.

Sovereign Secs

Sterne, Agee & Leach

Sturdivant & Co

Toussaint Capital

5/24/2006	New Jersey St Trans Trst	4,140,000	2,805,411,792

Bear Stearns

Citigroup Global

Goldman Sachs

Morgan Stanley

RBC Capital

Siebert Brandford

UBS Securities

Wachovia Bank

A.G. Edwards

Apex Pryor Sec

Banc of America

BB&T Capital

Cabrera Capital

First Albany

Gates Capital

George K. Baum & Co

Howard Gary & Co

Jackson Sec

Janney Montgomery

J.P. Morgan

J.B. Hanauer

LaSalle Financial

Lehman Brothers

Loop Capital

Merrill Lynch

Morgan Keegan

M.R. Beal

Piper Jaffray

PNC Capital

Popular Secs

Powell Capital

Prager, Sealy

Raymond James

Roosevelt & Cross

Ryan Beck

Ramirez & Co.

Sovereign Secs

Sterne, Agee & Leach

Sturdivant & Co

Toussaint Capital